UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 2, 2010

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 2, 2010, Central Pacific Financial Corp. (the “Company”) entered into a written agreement with the Federal Reserve Bank of San Francisco (“FRB”) and Hawaii Division of Financial Institutions (“HDFI”).  The agreement for the most part continues and formalizes the terms of that Memorandum of Understanding between the parties dated April 1, 2009.  Among other matters, the agreement provides that unless it receives the consent of the FRB and HDFI, the Company cannot: (i) pay dividends; (ii) receive dividends or payments representing a reduction in capital from Central Pacific Bank; (iii) directly or through its non-bank subsidiaries make any payments on subordinated debentures or trust preferred securities; (iv) directly or through any non-bank subsidiaries incur, increase or guarantee any debt; or (v) purchase or redeem any shares of its stock.  The agreement also requires the Company to submit to the FRB an acceptable capital plan as well as cash flow projections within 60 days.  Reference is made to the agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits
	10.1	Written Agreement by and among Central Pacific Financial Corp., Federal Reserve Bank of San Francisco and Hawaii Division of Financial Institutions dated July 2, 2010

	99.1	Press Release Dated July 8, 2010

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: July 9, 2010	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Written Agreement by and among Central Pacific Financial Corp., Federal Reserve Bank of San Francisco and Hawaii Division of Financial Institutions dated July 2, 2010

99.1	Press Release Dated July 8, 2010